Exhibit 99.1

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of this 16th day of April, 2007, by and among Wells Real Estate Investment Trust, Inc., a Maryland corporation (“REIT”), Wells Advisory Services I, LLC, a Georgia limited liability company (“WAS I”), and SunTrust Bank, a Georgia banking corporation as escrow agent (“Escrow Agent”).

RECITALS

WHEREAS, REIT and WAS I, among other parties, have entered into that certain Agreement and Plan of Merger, dated as of February 2, 2007 (as the same may be amended or modified in accordance with its terms, the “Merger Agreement”); and

WHEREAS, pursuant to Section 2.9 of the Merger Agreement, 162,706 REIT Common Shares (as defined in the Merger Agreement) constituting a portion of the Merger Shares (as defined in the Merger Agreement) shall be issued in the name of the Escrow Agent and shall be held in escrow by the Escrow Agent pursuant to, and released from escrow in accordance with, the terms of this Agreement (the “Escrow Shares”).

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals; Defined Terms. The foregoing Recitals are, by this reference, incorporated into the body of this Agreement as if set forth herein in their entirety. Capitalized terms used herein but not defined herein, but defined in the Merger Agreement, shall have the meanings ascribed to them in the Merger Agreement. Furthermore, as used herein, the following terms have the respective meanings indicated:

“Disputes Auditor” means KPMG LLP or such other independent public accounting firm as may be mutually agreed upon by WAS I and REIT.

“Earnings” shall mean all distributions, dividends, returns of capital and other payments, whether in cash or property, made on, in exchange for, in redemption of or otherwise in respect of, the Escrow Shares.

“Escrow Fund” shall mean the Escrow Shares, the Earnings thereon and any other interest or other amounts deposited into escrow with respect thereto.

“REIT Change in Control” means any of the following: (i) the consummation of a merger or consolidation of REIT with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization is owned by Persons who were not shareholders of REIT immediately prior to such merger, consolidation or reorganization; (ii) the sale, transfer or other disposition of all or substantially all of REIT’s assets; (iii) the dissolution, liquidation or winding up of REIT; or (iv) any transaction as a result of which any Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of REIT representing more than fifty percent (50%) of the total voting power represented by REIT’s then outstanding voting securities. A listing of the REIT’s Common Shares on a national securities exchange shall not constitute a REIT Change of Control.

“REIT Released Shares” shall mean the number of Escrow Shares equal to the difference between the total number of Escrow Shares minus the number of WAS I Released Shares.

“WAS I Released Shares” shall mean the whole number of Escrow Shares determined in accordance with the methodology set forth on Schedule A attached hereto; provided, however, that the WAS I Released Shares shall in no event exceed the number of Escrow Shares.

2. Escrow Agent Appointment. REIT and WAS I hereby appoint and designate SunTrust Bank as the Escrow Agent to receive, hold and disburse the Escrow Fund in accordance with the terms hereof, and the Escrow Agent hereby accepts its appointment as the Escrow Agent and agrees to hold, administer and disburse the Escrow Fund in accordance with the terms hereof.

3. Deposit of Escrow Shares. Contemporaneously with the execution hereof, the Escrow Shares shall be issued by REIT in the name of the Escrow Agent as nominee for WAS I and REIT and shall be delivered to, and deposited with the Escrow Agent, to be held, administered and disbursed in accordance with the terms hereof.

4. Distributions and Dividends.

(a) For as long as the Escrow Shares are held by the Escrow Agent, all Earnings with respect to the Escrow Shares shall be delivered directly to the Escrow Agent and shall be deposited into the Escrow Fund, and the Escrow Agent shall hold such Earnings until disbursed pursuant to the terms hereof. Notwithstanding the foregoing, (i) if any Earnings are paid to or received by WAS I, then WAS I shall deposit such Earnings immediately in the Escrow Fund to be held, administered and disbursed by the Escrow Agent in accordance with the terms hereof; and (ii) to the extent that there are any cash dividends or distributions paid on the Escrow Shares that constitute a return of capital for federal or state income tax purposes, Escrow Agent shall promptly after receipt of joint written instruction executed by an authorized officer of each of REIT and WAS I release from escrow to WAS I the portion of such cash dividends or distributions which is sufficient to pay any federal or state taxes with respect to such cash dividends or distributions, which amount shall be set forth in such written instruction.

(b) The Escrow Agent is hereby authorized and directed to invest all Earnings deposited into the Escrow Fund in an STI Classic Money Market Fund. Interest on such Earnings shall be payable at the time the Earnings and income thereon is disbursed in accordance with Section 8. The Escrow Agent shall have no liability for any loss or diminution in the Escrow Fund resulting from investments made in accordance with the provisions hereof. The Escrow Agent shall have no liability for any loss resulting from investments made in accordance with the provisions of this Agreement. On or before the execution and delivery of this Agreement, each of the REIT and WAS I shall provide to the Escrow Agent a completed Form W-9 or Form W-8, as appropriate. Notwithstanding anything to the contrary herein provided, the Escrow Agent shall have no duty to prepare or file any federal or state tax report or return with respect to the Escrow Fund or any income earned thereon.

5. Voting and Transfer of Escrow Shares. For so long as the Escrow Shares are held by the Escrow Agent and except as otherwise provided in the Pledge Agreement, WAS I shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Escrow Shares. Except as otherwise provided herein, or as provided in written instructions executed by an authorized officer of each of REIT and WAS I, neither the Escrow Shares nor any interest therein may be transferred during the term of this Agreement.

6. Escrow Statement.

(a) As promptly as possible after REIT has filed with the SEC REIT’s annual report on Form 10-K for the year ended December 31, 2007 and in no event later than twenty (20) days after the deadline for filing such report, taking into consideration any extension of such deadline made available to REIT under the Securities Exchange Act or by the SEC, REIT shall prepare and deliver to WAS I and the Escrow Agent a statement (the “Escrow Statement”) setting forth in reasonable detail REIT’s calculations of the number of WAS I Released Shares and REIT Released Shares, which calculations shall be made in accordance with the methodology set forth on Schedule A attached hereto.

(b) REIT, WAS I and their respective accountants and other representatives shall fully cooperate with the other in the preparation and review of the Escrow Statement and of any disputes by WAS I thereto, including by providing reasonable access to accountant’s work papers relevant to the Escrow Statement, as well as the books and records related thereto.

7. Disputes Regarding the Escrow Statement.

(a) The Escrow Statement, including the calculations of the WAS I Released Shares and the REIT Released Shares, shall be binding and conclusive upon, and deemed accepted by, WAS I unless WAS I shall have notified REIT and the Escrow Agent in writing no later than thirty (30) days after the Escrow Agent’s receipt of the Escrow Statement of any objections thereto. A notice under this Section 7(a) shall identify, in reasonable detail, the items, amounts and calculations set forth in the Escrow Statement that are being disputed and the basis of such dispute, and WAS I shall be deemed to have agreed with all other items, amounts and calculations contained in the Escrow Statement.

(b) At the written request of either REIT or WAS I, any dispute between REIT and WAS I relating to the Escrow Statement that cannot be resolved by them within ten (10) days after receipt of notice of any objections thereto pursuant to Section 7(a) shall be referred to the Disputes Auditor for decision, which decision shall be final and binding on both parties absent manifest error. In making such decision, the Disputes Auditor shall consider only those items, amounts and calculations set forth in the Escrow Statement as to which WAS I has disputed. The parties agree that they will request that the Disputes Auditor render its decision within fifteen (15) days after referral of the dispute to the Disputes Auditor for decision pursuant hereto. The fee of the Disputes Auditor for, and relating to, the making of any such decision shall be borne by REIT and WAS I equally.

(c) The calculations of the WAS I Released Shares and the REIT Released Shares shall become binding on both REIT and WAS I upon the earlier of (i) the expiration of the period within which WAS I may notify REIT and the Escrow Agent of any objections to the Escrow Statement pursuant to Section 7(a) if no notice of objection has been given, (ii) agreement in writing by REIT and WAS I that such calculations and the Escrow Statement, together with any modifications thereto agreed by REIT and WAS I, shall be final and binding and (iii) the date on which the Disputes Auditor shall issue its decision with respect to any dispute relating to such calculations and the Escrow Statement (the earliest date set forth in subclause (i), (ii) and (iii), which shall be promptly certified to the Escrow Agent in written instructions executed by an authorized officer of REIT, such date is referred to herein as the “Determination Date”).

8. Disbursements.

(a) As promptly as practicable after the Determination Date and in any event no later than three (3) Business Days thereafter, the Escrow Agent shall release from escrow (i) to WAS I the WAS I Released Shares, together with the pro rata portion of the Earnings, if any, allocable thereto and income earned thereon and (ii) to REIT the REIT Released Shares together with the pro rata portion of the Earnings, if any, allocable thereto and interest earned thereon. REIT and the Escrow Agent shall take such action as may be necessary to cause the certificates representing the WAS I Released Shares to be registered in the name of WAS I.

(b) Notwithstanding the foregoing, (i) in accordance with Section 2(c) of the Pledge Agreement, all certificates representing the WAS I Released Shares which are otherwise to be released by the Escrow Agent to WAS I pursuant to Section 8(a) during the Lock-Up Period shall be held by Escrow Agent in accordance with the Pledge Agreement; (ii) all Earnings and income earned on such Earnings which are otherwise to be released by the Escrow Agent to WAS I in respect of the WAS I Released Shares pursuant to Section 8(a) during the Lock-Up Period shall be (A) released to WAS I if such Earnings would have been paid to WAS I at the time they originally became payable with respect to the Escrow Shares pursuant to Section 3(a)(ii) of the Pledge Agreement if the Escrow Shares had been Collateral under the Pledge Agreement at such time or (B) if such Earnings would not have been payable to WAS I, they will be held by REIT or Escrow Agent in accordance with the terms of the Pledge Agreement; and (iii) upon the occurrence and during the continuance of an Event of Default (as defined in the Pledge Agreement) under the Pledge Agreement, all Earnings and income earned thereon which are otherwise to be released by the Escrow Agent to WAS I pursuant to Section 8(a) during the Lock-Up Period shall be delivered directly to REIT to be held in accordance with the terms of the Pledge Agreement. Upon the occurrence of the events described in clauses (i), (ii) and (iii) of the preceding sentence, REIT and WAS I shall provide joint written instruction executed by an authorized officer of REIT and WASI to the Escrow Agent specifying the amount of shares that shall continue to be held by Escrow Agent in accordance with the Pledge Agreement.

(c) In the event of a REIT Change of Control on or before December 31, 2007, REIT and WAS I shall promptly provide joint written notice executed by an authorized officer of REIT and WAS I to Escrow Agent in writing and Escrow Agent shall promptly release from escrow to WAS I all of the Escrow Shares, together with any Earnings with respect thereto.

9. Other Disbursements From the Escrow Fund. Except to the extent expressly provided herein, neither REIT nor WAS I shall have any right or power to withdraw, and the Escrow Agent shall not disburse, any of the Escrow Shares on deposit in the Escrow Fund or any Earnings in respect thereof, absent a joint written instruction to such effect executed by both REIT and WAS I.

10. Termination of Escrow. The escrow provided hereunder shall terminate, and this Agreement shall expire and terminate, upon the earlier to occur of (i) the mutual written consent of REIT and WAS I (written notice of which shall be given jointly to the Escrow Agent); or (ii) upon disbursement of all of the Escrow Funds pursuant to Section 8.

11. Compensation to Escrow Agent. REIT and WAS I jointly and severally agree to pay to the Escrow Agent compensation and to reimburse the Escrow Agent for costs and expenses, all in accordance with the provisions of Schedule B hereto, which is incorporated herein by reference and made a part hereof. Solely as between REIT and WAS I, such expenses shall be borne fifty percent by REIT and fifty percent by WAS I. In the event of a dispute between REIT on the one hand and WAS I on the other hand concerning disbursement of any Escrow Shares or any Earnings in respect thereof on deposit in the Escrow Fund, or as a result of interpleader, the party that does not prevail in such dispute shall be responsible for and shall pay all of the Escrow Agent’s reasonable attorneys’ fees and costs in connection therewith.

12. Escrow Agent. In performing its duties hereunder or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall have no liability except for the Escrow Agent’s willful misconduct or gross negligence. The Escrow Agent’s sole responsibility shall be for the holding, administering and disbursing the Escrow Fund in accordance with the terms hereof. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any notice given to it hereunder in accordance with Section 17. The Escrow Agent shall be entitled to rely upon, and shall be protected in acting upon, any request, instructions, statement or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions hereof. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or to commence any proceeding in connection with the Escrow Fund, any account in which the Escrow Fund is deposited or this Agreement, or to appear in, prosecute or defend any such legal action or proceedings. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the advice of such counsel. Except as otherwise provided in Section 11, REIT and WAS I shall jointly and severally agree to pay, upon demand, the reasonable fees and expenses of any such counsel; provided, however, that solely between themselves REIT and WAS I agree that such fees and expenses shall be borne equally between REIT and WAS I. The Escrow Agent shall not be required to take notice of and shall have no obligations or responsibilities in connection with the Merger Agreement or the Pledge Agreement, or any other agreement between any other parties to the Merger Agreement, other than this Agreement.

13. Indemnification.

(a) From and at all times after the date hereof, REIT and WAS I jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow

Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including any federal or state securities laws, or under any common law or equitable cause or otherwise, arising directly or indirectly from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify REIT and WAS I in writing, and such Indemnified Party shall assume the defense thereof, including the employment of counsel; provided, however, that such counsel shall be reasonably acceptable to REIT and WAS I, and REIT and WAS I shall be responsible for the expenses of such counsel referred to in the foregoing sentence. All such fees and expenses payable by REIT and WAS I pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by REIT and WAS I, jointly and severally, upon demand by such Indemnified Party. Solely as between REIT and WAS I, such losses, damages, costs and expenses shall be borne equally between REIT and WAS I (subject to the provisions of Section 13(b)). The obligations of REIT and WAS I under this Section 13 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

(b) REIT and WAS I agree that neither the payment by REIT and WAS I of any claim by the Escrow Agent for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrow Fund in respect of a claim by the Escrow Agent for indemnification shall impair, limit, modify, or affect, as between REIT and WAS I, the respective rights and obligations of REIT, on the one hand, and WAS I, on the other hand, under this Agreement. REIT and WAS I agree between themselves that any obligation for indemnification under this Section 13 shall be borne by REIT and WAS I in proportion to REIT’s and WAS I’s respective responsibility, if any, of such loss, damage, liability, cost or expense for which the Escrow Agent is entitled to indemnification, the causation to be determined by mutual agreement, arbitration (if both REIT and WAS I agree in writing to submit the dispute to arbitration) or litigation; provided, however, that if neither REIT nor WAS I is determined to be responsible for such loss, damage, liability, cost or expense, any obligation for indemnification under this Section 13 shall be borne equally between REIT and WAS I.

14. Disputes Regarding This Agreement. If, at any time, there shall exist any dispute with respect to the holding, administration or disbursement of any portion of the Escrow Fund or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disbursement of any portion of the Escrow Fund or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if REIT and WAS I have not, within twenty (20) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 15, appointed a successor escrow agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be) as evidenced by written instructions executed by REIT and WAS I; and

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Georgia, for instructions with respect to such dispute or uncertainty, and pay into or deposit with such court all disputed property and amounts held by it in the Escrow Fund for holding and disposition in accordance with the instructions of such court, or

(c) tender into the registry or custody of any court having jurisdiction, all money and property held under this Agreement and may take such other legal action as may be appropriate or necessary, in the opinion of the Escrow Agent. Upon such tender, the parties hereto agree that the Escrow Agent shall be discharged from all further duties under this Agreement.

The Escrow Agent shall have no liability to REIT, WAS I or any other Person with respect to any such suspension of performance or disbursement into court, specifically including any liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Shares or the Earnings allowable thereto or any delay in or with respect to any other action required or requested of the Escrow Agent.

15. Resignation of the Escrow Agent. The Escrow Agent may resign from the performance of its duties hereunder at any time by giving twenty (20) days’ prior written notice to REIT and WAS I or may be removed, with or without cause, by REIT and WAS I, acting jointly, at any time by the giving of prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor escrow agent as provided herein. Upon any such notice of resignation or removal, REIT and WAS I, acting jointly, shall appoint a successor escrow agent hereunder, which shall be a commercial bank, trust company or other financial institution, unless otherwise agreed by REIT and WAS I as evidenced by written instructions executed by REIT and WAS I. Upon the acceptance in writing of any appointment as the Escrow Agent hereunder by a successor escrow agent, such successor escrow agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations hereunder, but shall not be discharged from any liability for actions taken as the Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent’s resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Escrow Agent hereunder.

16. Entire Agreement. This Agreement (and the Pledge Agreement and the Merger Agreement as to the parties hereto other than the Escrow Agent) and the exhibits and schedules hereto supersede all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of such agreements and constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter hereof.

17. Notices. All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by the notice):

If to WAS I:

Wells Advisory Services I, LLC

6200 The Corners Parkway

Norcross, GA 30092

Attention: Doug Williams

Facsimile: (770) 243-8286

Telephone: (770) 243-8124

With a copy (which shall not constitute notice) to:

King & Spalding

1185 Avenue of the Americas

New York, NY 10036-4003

Attention: William B. Fryer

Facsimile: (212) 556-2222

Telephone: (212) 556-2223

If to REIT:

Wells Real Estate Investment Trust, Inc.

6200 The Corners Parkway

Norcross, GA 30092

Attention: Donald A. Miller, CFA

Facsimile: (770) 243-8540

Telephone: (77) 243-4503

With a copy (which shall not constitute notice) to:

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street NE

Atlanta, GA 30303

Attention: Edward J. Hardin

Facsimile: (404) 525-2224

Telephone: (404) 420-4601

If to the Escrow Agent:

SunTrust Bank

Corporate Agency Services

25 Park Place, 24th Floor

Atlanta, Georgia 30303-2900

Attention: Olga G. Warren, Group Vice President

Telephone: (404) 588-7262

Facsimile: (404) 588-7335

Notices, requests, demands and other communications made under this Agreement shall be deemed to have been duly given (i) upon delivery, if served personally on the party to whom notice is to be given, (ii) on the date of receipt, refusal or non delivery indicated on the receipt if mailed to the party to whom notice is to be given by registered or certified, postage prepaid or by nationally recognized air courier or (iii) upon confirmation of transmission, if sent by facsimile (provided that any notice given by facsimile shall also be sent by registered or certified mail or nationally recognized air courier); provided, however, that notwithstanding anything to the contrary herein provided, the Escrow Agent shall not be deemed to have received any notice hereunder prior to its actual receipt thereof. Any party may give written notice of a change of address in accordance with the provisions of this Section 17 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

18. Amendment and Waivers. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

19. Succession and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment or transfer by any party hereto of such party’s rights and obligations under this Agreement may be made except with the prior written consent of the other parties to this Agreement.

20. Severability. Any term or provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

21. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

22. Pronouns. All pronouns and any variations thereof in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

23. Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

24. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to seek specific performance of the terms hereof. Accordingly, it is agreed that in addition to any other remedy to which a non-breaching party may be entitled, a party shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof in any court located in the State of Georgia and having subject matter jurisdiction thereof.

25. Arbitration. Except as specifically provided for in this Agreement relating to injunctive relief, any dispute under this Agreement between REIT and WAS I shall be subject to arbitration as set forth in Section 10.9 of the Merger Agreement.

26. Interpretation. The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

27. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument. Notwithstanding the laws of any jurisdiction in which this Agreement is executed or delivered, a facsimile signature shall for all purposes be deemed an original and shall bind the signor as if such facsimile were an original.

28. Construction. The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Agreement. The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

WELLS ADVISORY SERVICES I, LLC

By:	Wells Management Company, Inc.
Its:	Manager

By:	/s/ Leo F. Wells, III
Name:	Leo F. Wells, III
Title:	President

Tax Id No.: 20-3974289

WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Donald A. Miller
Name:	Donald A. Miller, CFA
Title:	Chief Executive Officer and President

Tax Id No.: 58-2328421

SUNTRUST BANK

By:	/s/ Olga G. Warren
Name:	Olga G. Warren
Title:	Group Vice President